Exhibit 10.2(a)
TRM INCENTIVE STOCK OPTION AGREEMENT

EFFECTIVE DATE:

BETWEEN:	TRM Corporation an Oregon corporation	the “Company”

AND:		the “Optionee”
          To attract and retain able, experienced, and trained people and to provide additional incentive to key employees, the Board of Directors of the Company (the “Board”) adopted and the shareholders of the Company approved the Company’s Omnibus Stock Incentive Plan (the “Plan”). This Non Qualified Stock Option is granted under the terms of, and is in all regards subject to, the Plan. Capitalized terms used herein shall, unless otherwise required by the context, have the meaning ascribed to such terms in the Plan.
          By action of the Committee, and subject to the terms of the Plan, the Optionee has been granted this Incentive Stock Option, which constitutes an option to purchase shares of the Company’s Common Stock, no par value (the “Stock”), in the amount indicated below, and which is intended to constitute an “incentive stock option” as that term is used for purposes of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).
          NOW, THEREFORE, in consideration of the promises and the mutual covenants contained in this Agreement, the parties agree as follows:
     1. Grant. The Company grants to the Optionee upon the terms and conditions set forth below, the right and option (the “Option”), subject to the vesting schedule set forth in paragraph 3, to purchase any part of an aggregate of ___shares of the Company’s authorized but unissued Stock at a purchase price of $  per share, this price being the fair market value of the shares as determined pursuant to the Plan on the date of the grant of this Option. The Option is given upon the following terms and conditions:
          (a) Subject to reduction in the Option term as provided in subparagraphs (b), (d) and (f) below, the Option granted shall continue in effect until five years from the date hereof. Subject to the vesting schedule set forth in paragraph 3, the Option may be exercised at any time and from time to time over the term of the Option.
          (b) Except as provided in subparagraph (d) hereof, the Option shall not be exercised unless at the time of such exercise the Optionee is serving as an employee of the Company or a parent or subsidiary corporation of the Company and shall have so served continuously since the date the Option was granted. Absence on leave or on account of illness under rules established by the Committee shall not be deemed an interruption of such continuous employment for purposes of the Option.

          (c) The Option shall not be assignable or transferable by the Optionee except by will or by the laws of descent and distribution of the state or country of the Optionee’s domicile at the time of death. The option shall be exercisable during the Optionee’s lifetime only by the Optionee.
          (d) In the event the Optionee ceases to serve as an employee of the Company or a parent or subsidiary corporation of the Company for any reason other than as specifically provided herein, the Option may be exercised by the Optionee at any time prior to the expiration date of the Option or the three month anniversary of the date the Optionee’s employment with the Company terminates, whichever is the shorter period, but only to the extent that the Optionee was entitled to exercise the Option on the date of termination. If the Optionee ceases to serve as an employee because of his or her permanent and total disability (within the meaning of Section 22(e)(3) of the Code), the Option may be exercised by the Optionee at any time prior to the expiration date of the Option or the one year anniversary of the date the Optionee’s employment terminates by reason of such disability1, whichever occurs first, but only to the extent the Optionee was entitled to exercise the Option on the date of termination. If the Optionee dies while serving as an employee, the option may be exercised at any time prior to the expiration date of the Option or the third anniversary of the Optionee’s death, whichever occurs first, but only to the extent the Optionee was entitled to exercise the Option on the date of death, and only by the persons to whom such Optionee’s rights under the Option pass by the Optionee’s will or by the laws of descent and distribution of the state or country of the Optionee’s domicile at the time of death. To the extent that the Option is not exercised within the limited period provided above, all further rights to purchase shares pursuant to the Option shall end at the expiration of such period. In the event the Optionee’s employment is terminated for “cause,” as determined by the Committee, the Option shall expire immediately.
          (e) Shares may be purchased pursuant to the Option only upon receipt by the Company of written notice from the Optionee of the Optionee’s desire to purchase, specifying the number of shares the Optionee desires to purchase and the date on which the Optionee desires to complete the purchase which shall not be more than 30 days after receipt of notice. If required to comply with any applicable federal or state securities laws, the notice also shall contain a representation that it is the Optionee’s intention to acquire the shares for investment and not for resale. On or before the date specified for completion of the purchase of the shares, the Optionee shall pay the Company the full purchase price of the shares in cash or check or, in whole or in part, in Common Stock of the Company valued at fair market value as described in the Plan. No shares shall be issued until full payment has been made, and the Optionee shall have none of the rights of a shareholder until shares are issued. Upon notification of the amount due and prior to or concurrently with delivery of the certificate representing the shares, the Optionee shall pay to the Company any amounts necessary to satisfy applicable federal, state, and local withholding tax requirements.

[1]	NOTE: The expiration of the option after one year following termination of employment because of disability is different here from the provisions in the Non Qualified Stock Option due to the tax rules that apply to Incentive Stock Options.

          (f) In general, In the event of changes to the outstanding shares of Common Stock of the Company through reorganization, merger, consolidation, recapitalization, reclassification, stock splits, stock dividend, stock consolidation or otherwise, or in the event of a sale of all or substantially all of the assets of the Company, an appropriate and proportionate adjustment shall be made regarding number or kind of shares and/or the purchase price per share of any unexercised portion of the Option shall be made by the Committee consistent with the terms of the Plan, or may take any other action permitted under the Plan in such circumstances.
     2. Conditions. The obligations of the Company under this Agreement shall be subject to the approval of such state or federal authorities or agencies as may have jurisdiction in the matter. The Company will use its best efforts to take such steps as may be required by state or federal law or applicable regulations, including rules and regulations of the Securities and Exchange Commission and any stock exchange on which the Company’s shares may then be listed, in connection with the issuance or sale of any shares acquired pursuant to this Agreement or the listing of such shares on any such exchange. The Company shall not be obligated to issue or deliver shares under this Agreement if, upon advice of its legal counsel, such issuance or delivery would violate state or federal securities laws.
     3. Vesting Schedule. The Option shall initially not be exercisable. Except as may otherwise be provided under the Plan, the Option shall vest and become exercisable as indicated in the schedule set forth below:

Vesting Date	Percent Vested

     4. Legends. Certificates representing the shares subject to this Agreement shall bear such legends as the Company shall deem appropriate to reflect any restrictions on transfer imposed by federal or applicable state securities laws.
     5. Employment. Nothing in the Plan or in this Agreement shall confer upon the Optionee any right to be continued as an employee of the Company or interfere in any way with the right of the Company to remove the Optionee as an employee at any time for any cause.
     6. Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of any successor of the Company, but except as provided above, the Option granted shall not be assigned or otherwise disposed of by the Optionee.

     7. The Plan. The Option is subject to the terms and conditions of the Plan. In the event of a conflict between the Plan and this Agreement, the terms of the Plan shall control.
TRM Corporation

By

Kenneth L. Tepper
	President & CEO	Address:

Social Security No.:

36